Exhibit 10.16

CONFIDENTIAL

Our Ref	: WBG/07/0310
Date	: 14 March 2007

Atlantic Components Limited
B24-B27, 1/F., Block B,
Proficient Industrial Centre,
6 Wang Kwun Road,
Kowloon Bay, Kowloon.

Attention: Mr. Yang Chung Lun, Director

Dear Sirs,

Re:	Facility Letter Amendment (“Supplemental Facility Letter”)

1.

We, CITIC Ka Wah Bank Limited (the “Bank”), refer to our facility letter to you (the “Borrower”) set out in the following table (the “Facility Letter”), pursuant to which certain general banking facilities (the “Facilities”) are granted to the Borrower on the terms and conditions therein mentioned.

Facility Letter
A facility letter dated 1 November 2006 (Our Ref: WBG/06/4355)

2.	Subject to paragraph 3 hereof, the Bank agrees to vary the terms and conditions of the Facility Letter as described in the following table:

Amendment of Security under Clause 6

The deletion of the table for item ii under Securities in Clause 6.1 and the substitution thereof the following:

ii.	Fixed charge of the following deposit(s) (the “Deposit(s)”) placed with the Bank.

Deposit(s):

Charge on Cash Deposit(s) for an amount of not less than USD700,000.00 or equivalent value in other approved currencies at lending ratio as determined by the Bank.
(Security Provider: the Borrower)

3.

The Bank agrees to the amendments referred to in paragraph 2 above which will be or will deem to be effective on the condition that the Bank shall receive the following documents in form and substance satisfactory to the Bank:

Documents

i.

The duplicate copy of this Supplemental Facility Letter duly signed by the Borrower indicating its acceptance of the amended terms and conditions set out herein and duly signed by the Security Provider and the Personal Guarantor.

ii.	Charge on Cash Deposit(s) duly executed by the Borrower in favour of the Bank.

iii.	Negative Disclosure Notice of deposit Protection Scheme duly signed by the Borrower.

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex: 74636 KWBNK HX SWIFT: ‘KWHKHKHH’ Fax: (852) 3603 4000 Tel: (852) 3603 6633

CONFIDENTIAL

Our Ref	: WBG/07/0310
Borrower	: Atlantic Components Limited

	iv.	Borrower’s Board Resolutions certified by any director(s) by the Borrower.

	v.	Any other documents as may reasonably be requested by the Bank from time to time.

4.	To avoid doubt save and except the amendments referred to in this Supplemental Facility Letter, all the terms and conditions of the Facility Letter shall remain in full force and effect.

Kindly sign and return to us the duplicate of this Supplemental Facility Letter to indicate your acceptance by 4 April 2007 and if not accepted by that date, unless extended by the Bank at its sole and absolute discretion, this offer will be deemed to have lapsed.

Should you have any queries on the completion of the required documents, please do feel free to contact our Mr. Billy Wong at 3603 2045. For queries on banking arrangements, please contact our Ms. Karen Fan at 3603 6667 or Mr. Thomas Lam at 3603 6196 at any time.

Yours faithfully,

For and on behalf of	For and on behalf of
CITIC Ka Wah Bank Limited	CITIC Ka Wah Bank Limited

Frankie Lam Vice President Credit Administration	Thomas Lam First Vice President and Team Head Commercial Banking

FL/bw/jt

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex; 74636 KWBNK HX SWIFT: ‘KWHKHKHH’ Fax: (852) 3603 4000 Tel: (852) 3603 6633